Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52783) pertaining to the Employee Stock Ownership Plan of Justin Industries, Inc. of our report dated June 14, 2000, with respect to the financial statements and schedules of the Justin Industries, Inc. Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.






                                   /S/ ERNST & YOUNG LLP
                                   Fort Worth, Texas
                                   June 14, 2000